COMPUDYNE CORPORATION




                       90 State House Square, 10th Floor
                       Hartford, Connecticut  06103-3720
                       (203) 247-7611


                       April 28, 1995


Dear CompuDyne Shareholders:

The following pages contain the formal notice of the 1995 Annual Meeting and the Proxy Statement. Please be sure to complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be voted.

Enclosed is CompuDyne's Form 10-K Annual Report as filed with the Securities and Exchange Commission for the year ended
December 31, 1994. This report describes in detail the Corporation's operations and results for the past year.

You are invited to attend CompuDyne's Annual Meeting to be held on Wednesday, May 24, 1995 at 10:30 a.m. at CompuDyne's
Corporate Office located at 90 State House Square, 10th Floor, in Hartford, Connecticut.

                       Sincerely,




                       Norman Silberdick
                       Chairman          COMPUDYNE CORPORATION

               Notice of 1995 Annual Meeting of Shareholders
                   to be held on Wednesday, May 24, 1995


The 1995 Annual Meeting of Shareholders of CompuDyne Corporation (the "Corporation") will be held on
Wednesday, May 24, 1995, at 10:30 a.m. (E.S.T.) at 90 State House Square, Tenth Floor, Hartford, Connecticut for the following purposes:

   1. To elect two directors to serve until the 1998 Annual Meeting of Shareholders and one director to serve until the 1996 Annual Meeting of Shareholders;

   2. To ratify the appointment by the Board of Directors of the firm of Coopers & Lybrand as independent auditors of the Corporation for the fiscal year ending December 31, 1995; and

   3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on April 5, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

The accompanying proxy is solicited by the Board of Directors of CompuDyne Corporation. Reference is made to the following proxy statement for further information relating to the business to be transacted at the meeting.
The Board of Directors urges you to execute and return promptly the enclosed proxy. You are, of course, cordially invited to attend the meeting and to personally vote your shares.


                       By Order of the Board of Directors


                       Diane W. Burns
                       Secretary











April 28, 1995

_______________________________________________________________________________
__________________IMPORTANT

To assure your representation at the meeting, please date and execute the enclosed Proxy in accord with the instructions contained therein and return immediately. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.
_______________________________________________________________________________
__________________

                           COMPUDYNE CORPORATION
                           90 State House Square
                                Tenth Floor
                     Hartford, Connecticut  06103-3720



                              PROXY STATEMENT



                    1995 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to shareholders by the Board of Directors of CompuDyne Corporation
("CompuDyne" or the "Corporation") in connection with the solicitation of proxies for use at the 1995 Annual
Meeting of Shareholders of the Corporation to be held on Wednesday, May 24, 1995, at 10:30 a.m. (E.D.T.) at 90
State House Square, Tenth Floor, Hartford, Connecticut 06103-3720. The approximate date on which this Proxy
Statement and the enclosed form of proxy are first to be sent to shareholders is April 28, 1995.


                          SOLICITATION OF PROXIES

The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice and Proxy Statement, proxy and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or regular employees of the Corporation.

The enclosed proxy is revocable at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Corporation a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests.


              OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has fixed April 5, 1995 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the meeting. On the Record Date, there were 1,603,372 shares of Common Stock, par value $.75 per share ("Common Stock"), of the Corporation outstanding and eligible to vote.

The attendance, in person or by proxy, by the holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the purpose of conducting the meeting.

The holders of Common Stock of record at the close of business on April 5, 1995 will be entitled to vote on all matters presented at the meeting. Shareholders will be entitled to one vote for each share of Common Stock held. There will be no cumulative voting for the election of directors. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to elect directors (Proposal No. 1), to ratify the appointment by the Board of Directors of the independent auditors (Proposal No.
2), and to act upon any other
matter as may properly come before the meeting or any adjournment thereof. Abstentions, and shares not voted on a particular matter on proxies returned to the Corporation, will be treated as not represented at the meeting as to such matter and, therefore, will have no effect on the vote.
    ELECTION OF DIRECTORS (Proposal No. 1)

Pursuant to the By-laws of the Corporation, the Board of Directors has, by resolution, fixed the number of directorships at five. The directors are divided into three classes, each class serving for a term of three years. To the extent practical, one-third of the members of the Board of Directors are elected by the shareholders annually. Mr. Pryor was elected at the 1994 Annual Meeting of Shareholders. Mr. Clark was elected at the 1993
Annual Meeting of Shareholders. Ms. Morrissey was appointed by the Board to fill the vacancy created by the resignation of Admiral Alfred Whittle in August 1991 and was subsequently reelected at the 1992 Annual
Meeting of Shareholders. Mr. Silberdick was also elected as a director at the 1992 Annual Meeting of
Shareholders. Mr. Blackmon was appointed by the Board in January 1995 to fill the vacancy created by the resignation of Antoine I. Dominic in December 1994, whose term of office was to expire at the 1996 Annual
Meeting of Shareholders. Pursuant to the By-laws of the Corporation, Mr. Blackmon may hold such office until the next annual meeting of the shareholders. Consequently, Mr. Blackmon is a nominee for a director of the Corporation whose term of office will expire at the 1996 Annual Meeting of Shareholders, unless reelected by the shareholders. Raymond F. Dean resigned from the Board in September 1994 for personal reasons. His vacancy will not be filled because the Board reduced the number of directorships from six to five. The Board recommends that shareholders re-elect Marjorie E. Morrissey and Norman Silberdick to serve as directors of the Corporation for a term of three years and to elect Philip M. Blackmon to serve as a director of the Corporation for a term expiring at the 1996 Annual Meeting, and, in each case, until their successors are elected and qualified.

Unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of Marjorie E. Morrissey,
Norman Silberdick and Philip M. Blackmon, whom management believes are willing and available to serve the
Corporation in such capacities. There is no family relationship between Ms. Morrissey, Mr. Silberdick or Mr.
Blackmon and any director or executive officer of the Corporation.

Information with respect to each person nominated for election as a director and each other person who will continue as a director after the meeting follows.

Age, Principal Occupation or Position,          Year First
Directorships of Other Publicly Owned CorporationsElected Director

NOMINEES FOR TERM OF OFFICE TO EXPIRE IN 1995:

Norman Silberdick, 53,(1)                  1992

Mr. Silberdick was elected Chairman of the Board of Directors of CompuDyne and Corcap, Inc. ("Corcap") in June 1993. Since June 1992 he has served as President, Chief Executive Officer and Treasurer of CompuDyne and Corcap, having acted as a consultant to each company since April 1989.

Marjorie E. Morrissey, 45 (2)              1991

Ms. Morrissey has been a Director of Marketing for Congress Rotisserie, Inc., a food franchising firm, since January 1994. Prior to joining Congress Rotisserie, Ms. Morrissey was Corporate Communications Manager for
DataImage, Inc., a software products and service company, since April 1992. From January 1988 to April 1992, she was President of Morrissey Associates, Inc., a financial public relations firm.
Age, principal Occupation
 or Position,      Year First
Directorships of Other Publicly Owned CorporationsElected Director

NOMINEE FOR TERM OF OFFICE TO EXPIRE IN 1996:

Philip M. Blackmon,  471994

Mr. Blackmon was appointed Executive Vice President and Director of
CompuDyne in January 1995.  Mr. Blackmon has been employed by Quanta
Systems Corporation ("Quanta"), a subsidiary of CompuDyne, for over five years, having served as its President since 1992 and its Vice President since 1987.

DIRECTOR WHOSE TERM OF OFFICE TO EXPIRE IN 1996

David W. Clark, Jr., 55(1)(2)(3)(4)        1985

Mr. Clark is a Managing Director of Pryor & Clark Company, an investment holding company. From October 1985 until his resignation in June 1993 he served as Chairman of the Board of Directors of CompuDyne. From May
1989 until his resignation in June 1992, Mr. Clark served as President and Chief Executive Officer of CompuDyne. Until June 1992, he was the
President, Chief Operating Officer and Treasurer of Corcap. He presently serves as a Corcap Director. Prior to becoming President of CompuDyne, Mr. Clark had been employed by Lydall, Inc. (manufacturing) for more than five years, most recently as President. He also serves as a director of Acme United Corporation (manufacturing), Northeast Savings (banking) and Checkpoint Systems, Inc. (manufacturing).

DIRECTOR WHOSE TERM OF OFFICE TO EXPIRE IN 1997:

Millard H. Pryor, Jr., 61(1)(2)(3)(4)      1985

Mr. Pryor is a Managing Director of Pryor & Clark Company, an investment holding company. From October 1985 until his resignation in June 1993 he served as Vice Chairman of the Board of Directors of CompuDyne. He also served as Treasurer of CompuDyne from June 1991 until his resignation in June 1992. From June 1988 until his resignation in June 1993 he served as Chairman and, until his resignation in June 1992, Chief Executive Officer of Corcap. He presently serves as a Corcap director. Until October 1991, Mr. Pryor was the Chairman and, until July 1988, the Chief Executive Officer of Lydall, Inc. for more than five years. He also serves as a director of The Hartford Funds (financial services), The Wiremold Company
(manufacturing), Pacific Scientific Company (manufacturing), Infodata Systems Inc. (computer software) and Chairman and director of GEO International Corporation (manufacturing).

__________________________________
(1)   Member of the Executive Committee of the Board of Directors.
(2)   Member of the Audit Committee of the Board of Directors.
(3) Member of the Compensation and Stock Option Committee of the Board of Directors.
(4) Until June 3, 1993, Mr. Clark was Chairman, and Mr. Pryor was Vice-Chairman and Director, of
        CompuDyne, Inc., that filed a voluntary petition in bankruptcy under Chapter 7 of the United States
        Bankruptcy Code on December 31, 1991.

Since the date of the 1994 Annual Meeting of Shareholders, Messrs. Clark, Pryor and Silberdick have served as the Executive Committee of the Board of Directors which Committee, with certain exceptions, has the powers exercisable by the Board of Directors when it is not in session. Messrs. Pryor and Clark and Ms. Morrissey have served as the Audit Committee of the Board of Directors which Committee has the responsibility to review the overall control systems of the Corporation, to advise the Board of Directors with respect to the engagement of independent auditors who are to audit the books and records of the Corporation and to approve the scope of any audit to be conducted. Messrs. Pryor and Clark have served as the Compensation and Stock Option Committee of the Board of Directors which Committee has the authority to determine the compensation of officers of the
Corporation and to grant restricted stock awards, stock options and stock bonus awards to the employees of the Corporation. The Board of Directors does not have a standing nominating committee.

During 1994, the Board of Directors held one regular meeting and acted by the unanimous written consent of its members on one occasion. No meetings were held by the Executive Committee, but such Committee acted by the unanimous written consent of its members on one occasion, and the Audit Committee held no meetings.
Ninety percent of the directors of the Corporation attended all of the meetings of the Board of Directors.

Directors who are not salaried employees or officers of the Corporation are entitled to receive $500 for each Board of Directors meeting attended, plus reimbursement of reasonable expenses for attending the meeting. On
October 29, 1993, an Operating Committee was established by the Board of Directors with the main purpose of the committee being to oversee the management and operation of CompuDyne. Non-executive, non-employee members of this committee were entitled to $5,000 compensation per quarter for serving on such committee, but would be ineligible for directors' fee compensation effective March 1, 1994. Messrs. Pryor and Clark were members of such committee but did not receive any compensation in 1994. Subsequently, the committee dissolved in January 1995.

EXECUTIVE OFFICERS

The following table sets forth information with respect to each executive officer ("named executive officer") of the Corporation who were serving as such at December 31, 1994. Mr. Silberdick was elected Chairman of the
Board of Directors in June 1993 and President, Chief Executive Officer and Treasurer in June 1992. Mr.
Blackmon was elected Executive Vice President of the Corporation in January
1995.

                Name and Age                        Office
Business Experience

          Norman Silberdick, 53         Chairman, President,          See
previous table.
                                    Chief Executive Officer
                                    & Treasurer

          Philip M. Blackmon, 47        Executive Vice President See previous
table
                                    & President of Quanta
                                   Systems Corporation
EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

The following table sets forth the total annual compensation of the Corporation's executive officers whose salary and bonuses exceeded $100,000 in 1994:

                        SUMMARY COMPENSATION TABLE

                    Long-Term Compensation
                                Annual Compensation                     Awards


                                      Restricted     Securities      All Other
       Name and                      Salary Bonus       Stock        Underlying

   Compensation
 Principal Position         Year      ($)    ($) (2)   Awards($)(3)
Options(#)(4)      ($) (5)


Norman Silberdick (1)       1994    100,000      0      0                0

        6,700
Chairman, President,        1993    100,006 50,000      0        0
2,608
 CEO & Treasurer    1992     34,637 30,000      0                0

  0

Philip M. Blackmon (6)      1994     85,000 25,000      0                0
10,748
 President - Quanta         1993     84,656 20,000      0        0     2,093
 Systems

(1) Mr. Silberdick was elected Chairman of the Board of CompuDyne in June 1993 and President, CEO and
    Treasurer of CompuDyne in June 1992.
(2) Bonuses of $0 and $25,000 were awarded to Messrs. Silberdick and Blackmon, respectively, by the
    Compensation and Stock Option Committee of the Board of Directors of CompuDyne in March 1995 for
    services rendered in 1994. Bonuses of $50,000 and $20,000 were awarded to Messrs. Silberdick and
    Blackmon in February 1994 for services rendered in 1993. Mr. Silberdick was awarded a bonus of $30,000 in January 1993 for services rendered in 1992. As of March 1995, no 1994 bonuses had been paid and 100%
    of the 1993 and 1992 bonuses have been paid. The 1994 bonus will be paid when funds become available.
(3) On November 12, 1992, the CompuDyne Board of Directors authorized the sale of 100,000 shares of
    CompuDyne Common Stock to Philip M. Blackmon at a price of $.40 per share, the fair market value at such time. The Board subsequently authorized the issuance of an additional 200,000 shares of CompuDyne
    Common Stock to Mr. Silberdick at the same price and on the same terms as those authorized on November
    12, 1992. Under Stock Purchase Agreements dated August 1, 1993, entered into pursuant to such authorization, such executive may purchase 25% of such shares on each of August 1, 1993, 1994, 1995 and
    1996 at $.40 per share, provided certain conditions are met, including continued employment by
    CompuDyne, by paying cash for such shares or by giving CompuDyne a five-year non-recourse promissory note, collateralized by the stock and bearing interest at 2% per annum over the rate designated by the
    First National Bank of Maryland as its prime commercial rate. The Stock Purchase Agreements further provide that within 90 days of any Change of Control of CompuDyne, as defined, the executives will be entitled to purchase all of the shares of CompuDyne Common Stock not yet purchased under such Agreements by delivering a written notice to CompuDyne. On August 1, 1993 and August 1, 1994, Messrs. Silberdick
    and Blackmon each purchased 50,000 and 25,000 shares, respectively, of CompuDyne Common Stock, or an aggregate of 100,000 shares and 50,000 shares, respectively, in exchange for promissory notes pursuant to the Stock Purchase Agreements. On March 8, 1994, Mr. Silberdick paid $4,000 under his promissory note. At December 31, 1994, the value of the 100,000 and 50,000 shares issued to Messrs. Silberdick and
    Blackmon was $275,000 and $137,500 respectively, based upon the median of the high and low bids of
    CompuDyne common stock as reported on the OTC Bulletin Board. At December 31, 1994, the value of the remaining shares that may be issued to Messrs. Silberdick and Blackmon under the Stock Purchase
    Agreements, 100,000 and 50,000, respectively, was $275,000 and $137,500, respectively.  The holders of
    any shares issued under the Stock Purchase Agreements are entitled to vote and to receive any dividends paid on the CompuDyne Common Stock. The Board of Directors, however, do not intend to declare any dividends in the foreseeable future.
(4) No stock options were granted in 1994.
(5) Includes matching contributions made by CompuDyne in CompuDyne's 401(k) retirement savings plan.
    CompuDyne matches dollar for dollar contributions up to 2% of each employee's annual compensation.
    Prior to July 1992, CompuDyne matched up to the first 4% contributed. In 1994, contributions of $,2000 and $1,700 were made for Messrs. Silberdick and Blackmon, respectively. Additional benefits include car allowances of $6,700 and $7,150 for Messrs. Silberdick and Blackmon, respectively, and a life insurance premium of $1,898 for Mr. Blackmon.
(6) Mr. Blackmon was elected Executive Vice President in January 1995. Information is not provided for the year 1992 because Mr. Blackmon did not receive salary and bonuses totaling in excess of $100,000 for such year.
OWNERSHIP OF COMMON AND PREFERRED STOCK

As of March 31, 1995, there were 1,603,372 shares of CompuDyne Common Stock issued and outstanding.

The following table sets forth, as of March 31, 1995, the amount and nature of the beneficial ownership of
Common Stock of CompuDyne by each person who is known by CompuDyne to hold of record or beneficially
5% of any class of voting securities of CompuDyne and by each director, each executive officers and by all directors and executive officers as a group.

           Amount and
           Nature of
           Beneficial                   Percentage
          Name                            Ownership     Owned

   Corcap, Inc.                         697,881 (1)         34.2%
    90 State House Square
    Hartford, CT 06103-3720

   Norman Silberdick                     100,000              6.2%

   Philip Blackmon                        50,000             3.1%

   David W. Clark, Jr.                   16,666                *

   Millard H. Pryor, Jr.                 16,667                *

   Marjorie E. Morrissey                  None

   All Directors and Executive Officers
   as a group (6 persons)               220,833.          13.8%


   * less than one percent
______________________________________

   (1) Corcap, Inc., 90 State House Square, Hartford, Connecticut 06103-3720, owns of record, as of April
         5, 1995, 547,881 shares of Common Stock of the Corporation representing 35% of the outstanding shares of CompuDyne Common Stock. In addition, in November 1992, Corcap was granted a warrant (the "Corcap Warrant") to purchase 150,000 shares of CompuDyne Common Stock at a price of $.40 per share, as a condition to its conversion of CompuDyne Series A Preference Stock and Series C Preference Stock to CompuDyne Common Stock and the relinquishment and waiver of accrued dividends on such Preference Stock.



OTHER RELATED MATTERS

As of March 31, 1995 Corcap owned 547,881, or 34.2.%, of the issued and outstanding shares of CompuDyne and the Corcap Warrant to purchase up to 150,000 additional shares. See "Ownership of Common and Preferred
Stock". In addition, a majority of the members of the CompuDyne and Corcap Board of Directors, and senior management, are the same. David W. Clark, Jr., Millard H. Pryor, Jr., and Norman Silberdick are each directors of CompuDyne and Corcap. Mr. Silberdick has been President, Chief Executive Officer and Treasurer of
CompuDyne and Corcap since June 26, 1992. Mr. Pryor was Vice-Chairman of CompuDyne and Chairman of
Corcap and Mr. Clark was Chairman of CompuDyne until their respective resignations on June 3, 1993. They were each succeeded as Chairman by Mr. Silberdick. As a result of the significant control that Corcap exercises over the operations of CompuDyne, Corcap has, since the third quarter of 1988, included the accounts of
CompuDyne in its consolidated financial statements.

CompuDyne charged management advisory service fees to Corcap for the years ended December 31, 1994 and
December 31, 1993 in the amounts of $36 thousand and $60 thousand, respectively. Corcap has sublet to
CompuDyne all of the Corcap office space. Corporate office overhead costs are allocated to CompuDyne. As of
December 31, 1994, Corcap owed CompuDyne $5 thousand for management fees.
Prior to July 1991,
CompuDyne owed Corcap a total of $3.7 million, consisting of loans of $1.3 million bearing interest at 10% and $2.4 million of other indebtedness. In July 1991, $2.4 million of intercompany indebtedness, which related to $1.9 million of unpaid management fees and accrued interest at 12.5% on the management fees and other loans owed by CompuDyne to Corcap, was cancelled. At the same time, CompuDyne repaid the $1.3 million loan.

CompuDyne financed the loan repayment to Corcap by causing its subsidiary, Quanta Systems Corporation
("Quanta"), to borrow $1.3 million on a five-year term basis accompanied by an 18-month, $300 thousand working capital line of credit under a Loan and Security Agreement (the "Clipper Loan Agreement"), from JM
Clipper Polymers Corporation ("Clipper"). In December 1993, CompuDyne negotiated an extension of the working capital line of credit to June 30, 1994. The original $300 thousand line of credit initially expired on December 31, 1992, was extended to June 30, 1993 and then extended again to December 31, 1993 in the amount of $150 thousand. As of December 31, 1993, Quanta had not used the line of credit.

During 1993, Quanta paid four quarterly installments of $25 thousand each due March 31, June 30, September 30 and December 31, 1993 under the terms of the Clipper Loan Agreement. Under such Agreement, Quanta was obligated to pay four quarterly installments of $37.5 thousand during 1994, $50 thousand each quarter in 1995,
$75 thousand each quarter in 1996 and 1997 and a final payment of $250 thousand on January 1, 1998.

As a condition of its granting CompuDyne an extension to the Clipper Loan Agreement, Clipper required that
(a) CompuDyne grant Clipper a warrant (the "Clipper Warrant") for 100,000 shares of CompuDyne Common
Stock; (b) the CompuDyne Preferred Stock owned by Corcap be converted into CompuDyne Common Stock; (c) the right to all dividends on the Preferred Stock be waived; and (d) that options for 500,000 shares of
CompuDyne Common Stock be granted to key members of CompuDyne management. The Board of Directors of CompuDyne granted Clipper a warrant for 100,000 shares of CompuDyne Common Stock with an exercise price of $.40 per share, a price above the fair market value of CompuDyne Common Stock at November 12,
1992. Such warrant was immediately exercisable and had an expiration date of November 18, 1996.

Corcap required, as a condition of its conversion of the Preferred Stock to CompuDyne Common Stock and the relinquishment and waiver of accrued dividends on the Preferred Stock, that CompuDyne issue a warrant (the
"Corcap Warrant") for 150,000 shares of CompuDyne Common Stock to Corcap. Such warrants were immediately exercisable and have an expiration date of November 18, 1996.

In May 1994, CompuDyne negotiated a modification to the Clipper Loan Agreement whereby CompuDyne agreed to pay $1 million in full satisfaction of its debt of $1.163 million. On May 17, 1994, CompuDyne made a payment of $700 thousand, established six quarterly payments of $50 thousand for the balance due and terminated its working capital line of credit of $150 thousand with Clipper. Clipper further agreed to surrender its warrant to purchase 100,000 shares of CompuDyne Common Stock upon final payment of the outstanding debt.

On July 27, 1994, Clipper, Corcap Eastern, Inc. ("CE"), a wholly owned subsidiary of Corcap and Quanta entered into an agreement. Under this agreement, CE as lessor under a lease to Clipper for property located in Dayville,
Connecticut, terminated the lease in consideration for which Clipper cancelled a promissory note from CE to Clipper in the amount of $1.774 million and released a mortgage securing such note. As further consideration for the termination of the lease, Clipper forgave a further $250 thousand of debt owing from Quanta to Clipper under the Clipper Loan Agreement. Quanta's indebtedness to Clipper under the Clipper Loan Agreement had thereby been reduced to $50 thousand, payable in five quarterly installments of $10 thousand commencing on
September 30, 1994 and ending on September 30, 1995. In July 1991, the Dayville real estate and buildings were leased to Clipper under a "triple net" lease at an annual rental of $250 thousand, with an option to renew for one additional ten-year term and an additional option to purchase the facility for an amount equal to the principal amount of the mortgage plus $100 thousand.

As part of the foregoing transaction and as consideration for Corcap causing CE to terminate the lease,
CompuDyne entered into an agreement with Corcap to provide to Corcap management services and use of office facilities and to absorb the cost of certain legal services for a period of four years without charge to Corcap.
CompuDyne has been charging Corcap $4 thousand per month for such management services and facilities and approximately $2.5 thousand per month for reimbursement of the cost of outside legal services.

On October 4, 1994, Clipper, CompuDyne and Corcap entered into a letter agreement that provided for $20 thousand of obligations by Clipper for environmental costs associated with the Dayville property be offset against the indebtedness due Clipper from Quanta. CompuDyne, in turn, reduced the amount of monies due it from Corcap for $20 thousand and Corcap then established a liability for the environmental costs.

On November 18, 1994, CompuDyne obtained a $350 thousand secured working capital line of credit agreement with the Asian American Bank and Trust Company of Boston, Massachusetts. As part of the agreement,
CompuDyne paid the Clipper Loan in full. As a result, at December 31, 1994 CompuDyne had no debt and the warrant issued to Clipper expired. During January 1995, CompuDyne borrowed $200 thousand against the line of credit and in February 1995, drew down an additional $150 thousand. All loans were repaid by the end of February, 1995.

On November 12, 1992, the CompuDyne Board authorized the issuance of 300,000 shares of CompuDyne
Common Stock to key employees of CompuDyne and Quanta at $.40 per share, the fair market value at such time. The Board subsequently authorized the issuance of an additional 200,000 shares of Common Stock to a
Norman Silberdick at the same price and on the same terms as those authorized on November 12, 1992. Under the Stock Purchase Agreements dated August 1, 1993, which were entered into pursuant to such authorization, the employees may purchase an aggregate of 125,000 shares of CompuDyne Common Stock on each of August
1, 1993, 1994, 1995 and 1996, provided certain conditions are met, including continued employment by
CompuDyne, by paying cash for such shares or by giving CompuDyne a five-year non-recourse promissory note, collateralized by the stock and bearing interest at 2% per annum over the rate designated by the First National
Bank of Maryland as its prime commercial rate. The Stock Purchase Agreements further provide that within 90 days of any Change of Control of CompuDyne, as defined, the employees will be entitled to purchase all of the shares of CompuDyne Common Stock not yet purchased under such Agreements by delivering a written notice to CompuDyne. As of August 1, 1994, an aggregate of 250,000 shares of CompuDyne Common Stock had been issued to five members of senior management, (the "Management Shares") pursuant to the Stock Purchase
Agreements. Pursuant to such Agreements, the Management Shares were issued in exchange for promissory notes. The remaining 212,500 Management Shares will be offered to such employees over the next three years in equal amounts at $.40 per share so long as such persons are employed by
CompuDyne.   With Mr. Dominic's
resignation, the number of shares to be issued to management has been reduced by 37,500 shares representing the amount of shares allocated to Mr. Dominic.

During the year ended December 31, 1994, Corcap sold 40,500 shares of its holdings of CompuDyne Common
Stock pursuant to Rule 144 under the Securities Act of 1933, as amended (the "1933 Act").

As a result of the sale by Corcap of the 40,500 shares pursuant to Rule 144 under the 1933 Act and the issuance of 125,000 shares of Common Stock to management on August 1, 1994, Corcap's ownership of CompuDyne
Common Stock decreased from 40.7% of the issued and outstanding shares of CompuDyne Common Stock as of
December 31, 1993 to 35% as of December 31, 1994. After assuming the exercise of the Corcap Warrant for
150,000 shares (which are presently exercisable), Corcap's ownership would increase to 40.6.%. Pursuant to
Stock Purchase Agreements, dated August 1, 1993 and August 1, 1994, between CompuDyne and five members of management, such persons may purchase up to an additional 125,000 shares of CompuDyne Common Stock on each of August 1, 1993, 1994, 1995 and 1996, assuming certain conditions are met. On August 1, 1994, the stock ownership of all members of CompuDyne management (now four persons) was 13.3% of the issued and outstanding shares of CompuDyne Common Stock and, after assuming the exercise of the Corcap Warrants, management's ownership, would amount to 12.1%. If such persons purchase all of such shares, Corcap's ownership, on a fully diluted basis, would be decreased to 36.2% and management's ownership, on a fully diluted basis, would be increased to 21.6%. If the promissory notes given pursuant to such Stock Purchase Agreements are not paid in full when due, CompuDyne, as the holder of such securities as collateral for such notes, will transfer such shares to itself and such members of management will no longer own such shares.

In January 1995, Corcap sold an additional 13,500 shares of CompuDyne Common Stock pursuant to Rule 144 under the 1933 Act, decreasing its ownership from 40.7% to 34.2%.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation on Forms 3, 4 and 5. Officers, directors and 10% shareholders are required by
SEC regulations to furnish the Corporation with copies of all Forms 3, 4, and 5 they file. Based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1994, the Corporation believes all Section
16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.

   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)

The Board of Directors has appointed Coopers & Lybrand to continue as independent auditors for the
Corporation for the year ending December 31, 1995 subject to ratification of such appointment by the shareholders. Coopers & Lybrand has acted as the independent auditors of the Company since June, 1988.
Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of
Coopers & Lybrand, independent certified public accountants, to audit the books and accounts of the
Corporation for year ending December 31, 1995.

Representatives of Coopers & Lybrand will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR Proposal No. 2.


                               OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the meeting, and does not know of any other matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, or any adjournment thereof, the persons named in the accompanying form of proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

               SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

Shareholder proposals for the 1996 Annual Meeting of Shareholders must be received at the principal executive offices of the Corporation, 90 State House Square, Tenth Floor, Hartford, Connecticut 06103-3720, no later than
January 8, 1996 for inclusion in the 1995 Proxy Statement and form of proxy.

Shareholders are requested by the Board of Directors to execute and deliver the enclosed proxy.